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                                                                EXHIBIT 99



                           JOINT FILING AGREEMENT


            In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock, par value $.01 per share, of Calton, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement. In evidence thereof the undersigned, being duly authorized, hereby executes this Agreement this 25th day of April, 1994.




                              The Goldman Sachs Group, L.P.



                              By /s/ David DeLucia
                                Name:   David DeLucia
                                Title:  General Partner


                              Goldman, Sachs & Co.



                              By /s/ David DeLucia
                                Name:   David DeLucia
                                Title:  General Partner